As filed with the Securities and Exchange Commission on October 10, 2006
Registration No. 333-137750

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Gaither M. Keener, Jr.
Senior Vice President, General Counsel and Secretary
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ernest S. Delaney III, Esq.
Thomas H. O’Donnell, Jr., Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered /
Proposed Maximum Offering Price per Unit /
Title of Each Class of	Proposed Maximum Aggregate Offering Price /
Securities to be Registered	Amount of Registration Fee

Debt securities

Preferred stock	(1)

Common stock

(1)	An indeterminate principal amount or number of securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

Explanatory Note

We are filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-137750) for the purpose of filing additional exhibits to the Registration Statement and to update Item 14 to reflect certain expenses with respect to an offering of debt securities. This Post-Effective Amendment No. 1 became effective immediately upon filing with the Securities and Exchange Commission.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by Lowe’s Companies, Inc. (the “Company”) in connection with a distribution of securities registered under this registration statement. Additional expenses will be incurred in connection with any subsequent offerings.

SEC registration fee*	$107,000
Fees and expenses of accountants	$150,000
Fees and expenses of legal counsel	$255,000
Printing fees	$25,000
Rating agency fees	$1,070,000
Trustee’s fees and expenses	$10,000
Miscellaneous	$13,000

Total	$1,630,000

*	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, we are deferring payment of all of the registration fees except for $107,000 which was paid in connection with an offering of $1.0 billion aggregate principal amount of debt securities.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Company’s Articles of Incorporation, Bylaws and the sections of the North Carolina Business Corporation Act referred to below.

Article IV of the Company’s Bylaws provides that any person who serves or has served as a director or officer of the Company, or in such capacity at the request of the Company for any other corporation, partnership, joint venture, trust or other enterprise, will be indemnified by the Company to the fullest extent permitted by law against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred by such person in connection with any threatened, pending or completed action, suit or proceeding seeking to hold such person liable by reason of the fact that he or she is or was acting in such capacity, and (ii) payments made by such person in satisfaction of any judgment, money decree, fine, penalty or reasonable settlement for which he or she may have become liable in any such proceeding. The Company may not, however, indemnify any person against liability or litigation expense he or she may incur on account of his or her activities which were at the time they were taken known or believed by such person to be clearly in conflict with the best interests of the Company. Also, the Company may not indemnify any director with respect to any liability arising out of Section 55-8-33 of the North Carolina Business Corporation Act (relating to unlawful declaration of dividends) or any transaction from which the director derived an improper personal benefit as provided in Section 55-2-02(b)(3) of the North Carolina Business Corporation Act. The Company’s Charter provides that, to the full extent permitted by the North Carolina Business Corporation Act, a director of the Company shall not be liable for monetary damages for breach of his or her duty as a director and that the Company will indemnify any director from any liability incurred as a director.

The Company maintains an insurance policy for the benefit of directors and officers insuring them against claims that are made against them by reason of any wrongful act (as defined) committed in their capacity as directors or officers.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
1.2		Underwriting Agreement, dated as of October 3, 2006, by and among Lowe’s Companies, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wachovia Capital Markets, LLC
3.1		Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 4, 2006)
3.2		Bylaws of Lowe’s Companies, Inc., as amended and restated January 28, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 2, 2005)
4.1		Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and The Bank of New York Trust Company, N.A. (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 15, 2005)
4	.2*	Form of Debt Security
4	.3*	Form of Certificate of Designation
4	.4*	Form of Preferred Stock Certificate
4.5		Fourth Supplemental Indenture, dated as of October 10, 2006, between Lowe’s Companies, Inc. and The Bank of New York Trust Company, N.A., as trustee
4.6		Form of 5.40% Note due October 15, 2016 (included in Exhibit 4.5)
4.7		Form of 5.80% Note due October 15, 2036 (included in Exhibit 4.5)
5	.1**	Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered
5.2		Opinion of Moore & Van Allen PLLC with respect to the debt securities offering
12	.1**	Statement re: Computation of Ratio of Earnings to Fixed Charges
15	.1**	Deloitte & Touche LLP Letter re: Unaudited Interim Financial Information
23	.1**	Consent of Deloitte & Touche LLP
23.2		Consent of Moore & Van Allen PLLC (included in Exhibits 5.1 and 5.2)
24	.1**	Power of Attorney (included on signature page)
25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.

**	Previously filed.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mooresville, state of North Carolina, on October 10, 2006.

LOWE’S COMPANIES, INC.

By :	/s/ Robert F. Hull, Jr.
Robert F. Hull, Jr.
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

* Robert A. Niblock	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 10, 2006

/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)	October 10, 2006

* Matthew V. Hollifield	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 10, 2006

* Leonard L. Berry, Ph.D.	Director	October 10, 2006

* Peter C. Browning	Director	October 10, 2006

* Paul Fulton	Director	October 10, 2006

* Dawn E. Hudson	Director	October 10, 2006

* Robert A. Ingram	Director	October 10, 2006

* Robert L. Johnson	Director	October 10, 2006

* Marshall O. Larsen	Director	October 10, 2006

Signature	Title	Date

* Richard K. Lochridge	Director	October 10, 2006

* Stephen F. Page	Director	October 10, 2006

* O. Temple Sloan, Jr.	Director	October 10, 2006

Robert F. Hull, Jr., by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrant’s Registration Statement on Form S-3 (Reg. No. 333-137750) on October 2, 2006.

/s/  Robert F. Hull, Jr.
Attorney-in-fact

Exhibit Index

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement
1.2		Underwriting Agreement, dated as of October 3, 2006, by and among Lowe’s Companies, Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wachovia Capital Markets, LLC
3.1		Restated Charter of Lowe’s Companies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 4, 2006)
3.2		Bylaws of Lowe’s Companies, Inc., as amended and restated January 28, 2005 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 2, 2005)
4.1		Amended and Restated Indenture, dated as of December 1, 1995, between Lowe’s Companies, Inc. and The Bank of New York Trust Company, N.A. (as successor trustee to Bank One, N.A. (formerly known as The First National Bank of Chicago)) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 15, 2005)
4	.2*	Form of Debt Security
4	.3*	Form of Certificate of Designation
4	.4*	Form of Preferred Stock Certificate
4.5		Fourth Supplemental Indenture, dated as of October 10, 2006, between Lowe’s Companies, Inc. and The Bank of New York Trust Company, N.A., as trustee
4.6		Form of 5.40% Note due October 15, 2016 (included in Exhibit 4.5)
4.7		Form of 5.80% Note due October 15, 2036 (included in Exhibit 4.5)
5	.1**	Opinion of Moore & Van Allen PLLC regarding the validity of the securities being registered
5.2		Opinion of Moore & Van Allen with respect to the debt securities offering
12	.1**	Statement re: Computation of Ratio of Earnings to Fixed Charges
15	.1**	Deloitte & Touche LLP Letter re: Unaudited Interim Financial Information
23	.1**	Consent of Deloitte & Touche LLP
23.2		Consent of Moore & Van Allen PLLC (included in Exhibits 5.1 and 5.2)
24	.1**	Power of Attorney (included on signature page)
25	.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939

*	To be filed as an exhibit to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K and incorporated by reference herein or by post-effective amendment, in either case, as required by the rules of the SEC.

**	Previously filed.